EXHIBIT 8.1

	Jurisdiction of	Name under Which
Name	Incorporation	They do Business

Administración Portuaria Integral de Acapulco S.A. de C.V. (Ports)	Mexico	API Acapulco
Lacto Comercial Organizada, S.A. de C.V. (Trucking)	Mexico	LACORSA
Autotransportación y Distribución Logística, S.A. de C.V.(Logistics)	Mexico	ATL
Transportación Marítima Mexicana, S.A. de C.V. (formerly Naviera del Pacífico, S.A. de C.V.) (Product and Parcel Tankers, Offshore vessels and harbour tugboat operations)	Mexico	TMM
Terminal Marítima de Tuxpan, S.A. de C.V. (Ports)	Mexico	TMTUXPAN
TMM Logistics, S.A. de C.V. (Logistics)	Mexico	TMML
Seglo, S.A. de C.V. (Logistics)	Mexico	SEGLO
TMM Agencias, S.A. de C.V. (Shipping agencies)	Mexico	AGEMAR
Seglo Operaciones Logísticas, S.A. de C.V (Logistics)	Mexico	SEGLO
TMM División Marítima, S. A. de C. V. (Offshore vessels)	México	TMMDM
TMM Remolcadores, S. A. de C. V. (tugboat vessels)	México	TMMR
TMM Parcel Tankers, S. A. de C. V. (Tankers vessels)	México	TMMPT
Almacenadora de Deposito Moderno, S. A. de C. V. (Warehousing)	México	ADEMSA

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